NEWS
Keith Siegner
Vice President, Investor Relations, M&A and Treasurer
Yum! Brands Reports Encouraging Third-Quarter Results;
Strong Recovery Driven by Record Digital Sales, Off-Premise Growth and Restaurant Reopening;
GAAP Operating Profit Decline of (2)%; Core Operating Profit Growth of 7%;
System Sales Growth of 1% with 2% Net Unit Growth Offset by a Same-Store Sales Decline of (2)%

Louisville, KY (October 29, 2020) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the third-quarter ended September 30, 2020. Worldwide system sales excluding foreign currency translation grew 1%, with 2% net-new unit growth and a (2)% same-store sales decline. Third-quarter GAAP EPS was $0.92, an increase of 14% over the prior year quarter. Third-quarter EPS excluding Special Items was $1.01, an increase of 27% over the prior year quarter.

DAVID GIBBS COMMENTS
David Gibbs, CEO, said “Third-quarter results were encouraging, demonstrating the resilience of the Yum! portfolio as Yum! generated year-over-year core operating profit growth, continued to reopen temporarily closed restaurants and achieved global same-store sales growth of approximately flat, in aggregate, for our open store base. For the second consecutive quarter, digital sales increased by more than $1 billion over the prior year and set a single quarter record of $4 billion. These results are a testament to the hard work and collaboration across our four brands, and I want to thank our entire global system for exceptional execution of our Recipe for Growth and Good strategy this quarter. Our employees, franchisees and restaurant team members continued to adapt to this year's ever-changing environment while also accelerating progress on our digital and technology journey. Importantly, our balance sheet and liquidity position are strong and franchisee health improved. I’m confident that by continuing to leverage our unmatched scale and champion the technology-centric customer experience, we will drive global growth, enhance unit-level economics and maximize long-term value for all of our stakeholders.”

THIRD-QUARTER HIGHLIGHTS
•Worldwide system sales excluding foreign currency translation grew 1%, with Taco Bell at 5%, offset by KFC at (1)% and Pizza Hut at (4)%.
•We reported 2% net unit growth year-over-year and a unit decline of (267) during the quarter.
•We recorded $8 million of pre-tax investment income related to the change in fair value of our investment in Grubhub, which resulted in a $0.02 benefit to EPS on the third-quarter. Our Grubhub investment favorably impacted year-over-year EPS growth by $0.17, as we lapped a $60 million of pre-tax investment expense in the third-quarter of 2019 for a ($0.15) impact to EPS. We disposed our Grubhub investment during the third-quarter for $206 million.
•Foreign currency translation unfavorably impacted divisional operating profit by $2 million.

	% Change
	System Sales Ex F/X	Same-Store Sales	Net-New Units	GAAP Operating Profit	Core Operating Profit[2]
KFC Division	(1)	(4)	+5	+3	+4
Pizza Hut Division	(4)	(3)	(4)	+3	+3
Taco Bell Division	+5	+3	+3	+16	+16
Worldwide[1]	+1	(2)	+2	(2)	+7

	Third-Quarter			Year-to-Date
	2020	2019	% Change	2020	2019	% Change
GAAP EPS	$0.92	$0.81	+14	$1.86	$2.57	(27)
Special Items EPS[2]	$(0.09)	$0.01	NM	$(0.61)	$0.02	NM
EPS Excluding Special Items	$1.01	$0.80	+27	$2.47	$2.55	(3)
1 Worldwide system sales ex F/X and net-new units include the benefit of our acquisition of Habit Burger Grill on March 18, 2020. Same-store sales reflects the inclusion of Habit Burger Grill in the prior year base.
2 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.

All comparisons are versus the same period a year ago.
System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.
Digital sales includes all transactions where consumers at system restaurants utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

KFC DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2020	2019	Reported	Ex F/X	2020	2019	Reported	Ex F/X
Restaurants	24,602	23,435	+5	N/A	24,602	23,435	+5	N/A
System Sales ($MM)	6,909	6,968	(1)	(1)	18,484	20,163	(8)	(7)
Same-Store Sales Growth (%)	(4)	+3	NM	NM	(11)	+5	NM	NM
Franchise and Property Revenues ($MM)	340	344	(1)	(1)	906	999	(9)	(8)
Operating Profit ($MM)	278	270	+3	+4	655	767	(15)	(13)
Operating Margin (%)	47.2	44.3	2.9	2.9	41.9	43.6	(1.7)	(1.9)

	Third-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	(2)	+9	(9)	+6
Same-Store Sales Growth	(7)	+9	(14)	+5

•KFC Division opened 358 gross new restaurants in 45 countries.
•Operating margin increased 2.9 percentage points driven by International franchise bad debt recoveries.
•Foreign currency translation unfavorably impacted operating profit by $2 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Third-Quarter (% Change)	Year-to-Date (% Change)
China	27%	(1)	(7)
United States	16%	+9	+6
Asia	12%	(6)	(4)
Russia, Central & Eastern Europe	8%	(4)	(14)
Australia	7%	+7	+4
United Kingdom	6%	+16	(10)
Western Europe	6%	—	(13)
Latin America	5%	(19)	(19)
Africa	4%	+3	(15)
Middle East / Turkey / North Africa	4%	(8)	(17)
Canada	2%	+7	—
Thailand	2%	(8)	(6)
India	1%	(37)	(39)
1Refer to investors.yum.com under Financial Reports for a list of the countries within each of the markets.
2Reflects Full Year 2019.

PIZZA HUT DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2020	2019	Reported	Ex F/X	2020	2019	Reported	Ex F/X
Restaurants	17,842	18,532	(4)	N/A	17,842	18,532	(4)	N/A
System Sales ($MM)	2,994	3,092	(3)	(4)	8,548	9,321	(8)	(8)
Same-Store Sales Growth (%)	(3)	Even	NM	NM	(8)	+1	NM	NM
Franchise and Property Revenues ($MM)	134	143	(5)	(5)	393	431	(9)	(8)
Operating Profit ($MM)	89	86	+3	+3	252	279	(10)	(9)
Operating Margin (%)	36.7	36.0	0.7	0.8	35.4	38.2	(2.8)	(2.8)

	Third-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	(8)	+3	(13)	(1)
Same-Store Sales Growth	(9)	+6	(14)	+1

•Pizza Hut Division opened 148 gross new restaurants in 32 countries.
•Operating margin increased 0.7 percentage points driven by U.S. franchise bad debt recoveries, offset by International same-store sales declines.
•Foreign currency translation had no material impact on operating profit.
•Pizza Hut U.S. off-premise channel generated 21% same-store sales growth when excluding closed Express units, or 17% same-store sales growth when including closed Express units.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Third-Quarter (% Change)	Year-to-Date (% Change)
United States	42%	+3	(1)
China	17%	(6)	(19)
Asia	13%	+3	+6
Latin America / Spain / Portugal	11%	(23)	(22)
Europe (excluding Spain & Portugal)	9%	(10)	(16)
Middle East / Turkey / North Africa	4%	(15)	(22)
Canada	2%	+16	+13
India	1%	(33)	(36)
Africa	<1%	+1	(7)
1Refer to investors.yum.com under Financial Reports for a list of the countries within each of the markets.
2Reflects Full Year 2019.

TACO BELL DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2020	2019	Reported	Ex F/X	2020	2019	Reported	Ex F/X
Restaurants	7,400	7,191	+3	N/A	7,400	7,191	+3	N/A
System Sales ($MM)	2,914	2,772	+5	+5	8,074	8,005	+1	+1
Same-Store Sales Growth (%)	+3	+4	NM	NM	(2)	+5	NM	NM
Franchise and Property Revenues ($MM)	165	158	+4	+4	460	460	Even	Even
Operating Profit ($MM)	186	161	+16	+16	484	458	+6	+6
Operating Margin (%)	37.2	32.9	4.3	4.3	34.5	32.4	2.1	2.1

•Taco Bell Division opened 45 gross new restaurants in 9 countries.
•Operating margin increased 4.3 percentage points due to lower general and administrative expenses, same-store sales growth and higher company restaurant margins.

HABIT BURGER GRILL DIVISION

•The Habit Burger Grill Division same-store sales declined 3% during the third-quarter.
•The Habit Burger Grill Division opened 5 gross new restaurants in the U.S and China.

OTHER ITEMS

•We refinanced our 5.00% coupon rate Senior Subsidiary Restricted Group Notes due in 2024 with newly issued 10.5-year Yum! Brands, Inc. holding company notes with a coupon rate of 3.625%.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the third-quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time October 29, 2020. The number is 877/871-3172 for U.S. callers, 412/902-6603 for international callers, conference ID 1665220.
The call will be available for playback beginning at 10:00 a.m. Eastern Time October 29, 2020 through November 5, 2020. To access the playback, dial 877/344-7529 in the U.S., 855/669-9658 in Canada, and 412/317-0088 internationally, conference ID 10148172.
The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q3 2020 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: the severity and duration of the COVID-19 pandemic, food safety and food borne-illness issues; health concerns arising from outbreaks of a significant health epidemic; the success of our franchisees and licensees; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our ability to successfully implement technology initiatives; our increasing dependence on digital commerce platforms and information technology systems; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the loss of key personnel, or labor shortages or difficulty finding qualified employees; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; harm or dilution to our brands caused by franchisee and third party activity; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including changes in tax laws or disagreements with taxing authorities; consumer preferences and perceptions of our brands; failure to protect our service marks or other intellectual property; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; not realizing the anticipated benefits from past or potential future acquisitions, investments or other strategic transactions, and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.
Yum! Brands, Inc., based in Louisville, Kentucky, has over 50,000 restaurants in more than 150 countries and territories primarily operating the company’s brands – KFC, Pizza Hut and Taco Bell – global leaders of the chicken, pizza and Mexican-style food categories. The Company’s family of brands also includes The Habit Burger Grill, a fast-casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. In 2019, Yum! Brands was named to the Dow Jones Sustainability North America Index and in 2020, the company ranked among the top 100 Best Corporate Citizens by 3BL Media.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations, M&A and Treasurer at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Senior Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/20	9/30/19	B/(W)	9/30/20	9/30/19	B/(W)
Revenues
Company sales	$486	$364	34	$1,244	$1,056	18
Franchise and property revenues	639	645	(1)	1,760	1,890	(7)
Franchise contributions for advertising and other services	323	330	(2)	905	957	(6)
Total revenues	1,448	1,339	8	3,909	3,903	—

Costs and Expenses, Net
Company restaurant expenses	399	292	(38)	1,046	850	(23)
General and administrative expenses	257	208	(24)	724	617	(17)
Franchise and property expenses	13	43	71	107	124	14
Franchise advertising and other services expense	313	325	4	887	941	6
Refranchising (gain) loss	(9)	(8)	17	(30)	(18)	70
Other (income) expense	4	(1)	NM	154	5	NM
Total costs and expenses, net	977	859	(14)	2,888	2,519	(15)

Operating Profit	471	480	(2)	1,021	1,384	(26)
Investment (income) expense, net	(10)	59	NM	(67)	50	NM
Other pension (income) expense	4	1	NM	9	4	NM
Interest expense, net	161	120	(34)	411	354	(16)
Income before income taxes	316	300	6	668	976	(31)
Income tax provision	33	45	26	96	170	44
Net Income	$283	$255	11	$572	$806	(29)

Basic EPS
EPS	$0.94	$0.83	12	$1.89	$2.63	(28)
Average shares outstanding	303	306	1	302	307	1

Diluted EPS
EPS	$0.92	$0.81	14	$1.86	$2.57	(27)
Average shares outstanding	307	313	2	307	314	2

Dividends declared per common share	$0.47	$0.42		$1.41	$1.26

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/20	9/30/19	B/(W)	9/30/20	9/30/19	B/(W)

Company sales	$130	$135	(3)	$346	$395	(12)
Franchise and property revenues	340	344	(1)	906	999	(9)
Franchise contributions for advertising and other services	116	130	(11)	309	365	(15)
Total revenues	586	609	(4)	1,561	1,759	(11)

Company restaurant expenses	109	113	4	307	334	8
General and administrative expenses	81	80	(1)	224	233	4
Franchise and property expenses	7	23	66	69	70	1
Franchise advertising and other services expense	111	126	12	301	358	16
Other (income) expense	—	(3)	NM	5	(3)	NM
Total costs and expenses, net	308	339	9	906	992	9
Operating Profit	$278	$270	3	$655	$767	(15)

Restaurant margin	16.3%	16.1%	0.2 ppts.	11.2%	15.3%	(4.1) ppts.

Operating margin	47.2%	44.3%	2.9 ppts.	41.9%	43.6%	(1.7) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/20	9/30/19	B/(W)	9/30/20	9/30/19	B/(W)

Company sales	$20	$13	54	$57	$35	62
Franchise and property revenues	134	143	(5)	393	431	(9)
Franchise contributions for advertising and other services	89	85	3	263	264	(1)
Total revenues	243	241	1	713	730	(2)

Company restaurant expenses	18	13	(47)	55	34	(61)
General and administrative expenses	51	47	(7)	141	138	(2)
Franchise and property expenses	(2)	9	NM	11	23	52
Franchise advertising and other services expense	85	86	—	256	258	1
Other (income) expense	2	—	NM	(2)	(2)	NM
Total costs and expenses, net	154	155	—	461	451	(2)
Operating Profit	$89	$86	3	$252	$279	(10)

Restaurant margin	8.2%	4.0%	4.2 ppts.	3.4%	3.2%	0.2 ppts.

Operating margin	36.7%	36.0%	0.7 ppts.	35.4%	38.2%	(2.8) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/20	9/30/19	B/(W)	9/30/20	9/30/19	B/(W)

Company sales	$218	$216	1	$610	$626	(3)
Franchise and property revenues	165	158	4	460	460	—
Franchise contributions for advertising and other services	118	115	3	333	328	1
Total revenues	501	489	2	1,403	1,414	(1)

Company restaurant expenses	158	166	5	458	482	5
General and administrative expenses	33	40	16	108	124	13
Franchise and property expenses	8	9	19	24	26	10
Franchise advertising and other services expense	117	113	(3)	330	325	(2)
Other (income) expense	(1)	—	NM	(1)	(1)	NM
Total costs and expenses, net	315	328	4	919	956	4
Operating Profit	$186	$161	16	$484	$458	6

Restaurant margin	27.8%	23.6%	4.2 ppts.	25.0%	23.1%	1.9 ppts.

Operating margin	37.2%	32.9%	4.3 ppts.	34.5%	32.4%	2.1 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited) 9/30/20	12/31/19
ASSETS
Current Assets
Cash and cash equivalents	$1,110	$605
Accounts and notes receivable, less allowance: $72 in 2020 and 2019	522	584
Prepaid expenses and other current assets	398	338
Total Current Assets	2,030	1,527

Property, plant and equipment, net of accumulated depreciation of $1,201 in 2020
and $1,136 in 2019	1,229	1,170
Goodwill	590	530
Intangible assets, net	339	244
Other assets	1,361	1,313
Deferred income taxes	512	447
Total Assets	$6,061	$5,231

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,100	$960
Income taxes payable	9	150
Short-term borrowings	444	431
Total Current Liabilities	1,553	1,541

Long-term debt	10,647	10,131
Other liabilities and deferred credits	1,780	1,575
Total Liabilities	13,980	13,247

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 302 shares issued in 2020 and 300 issued in 2019	23	—
Accumulated deficit	(7,490)	(7,628)
Accumulated other comprehensive loss	(452)	(388)
Total Shareholders' Deficit	(7,919)	(8,016)
Total Liabilities and Shareholders' Deficit	$6,061	$5,231
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	9/30/20	9/30/19
Cash Flows - Operating Activities
Net Income	$572	$806
Depreciation and amortization	100	84
Impairment and closure (income) expenses	156	—
Refranchising (gain) loss	(30)	(18)
Investment (income) expense, net	(67)	50
Contributions to defined benefit pension plans	(2)	(13)
Deferred income taxes	(32)	(10)
Share-based compensation expense	44	45
Changes in accounts and notes receivable	46	(4)
Changes in prepaid expenses and other current assets	11	(9)
Changes in accounts payable and other current liabilities	105	(96)
Changes in income taxes payable	(152)	(64)
Other, net	102	112
Net Cash Provided by Operating Activities	853	883

Cash Flows - Investing Activities
Capital spending	(99)	(109)
Acquisition of The Habit Restaurants, Inc.	(408)	—
Proceeds from sale of investment in Grubhub, Inc. common stock	206	—
Proceeds from refranchising of restaurants	13	55
Other, net	19	—
Net Cash Used in Investing Activities	(269)	(54)

Cash Flows - Financing Activities
Proceeds from long-term debt	1,650	800
Repayments of long-term debt	(1,142)	(311)
Revolving credit facilities, three months or less, net	—	—
Short-term borrowings by original maturity
More than three months - proceeds	85	80
More than three months - payments	(90)	(70)
Three months or less, net	—	—
Repurchase shares of Common Stock	—	(472)
Dividends paid on Common Stock	(425)	(385)
Debt issuance costs	(20)	(9)
Other, net	(34)	(73)
Net Cash Provided by (Used in) Financing Activities	24	(440)
Effect of Exchange Rate on Cash and Cash Equivalents	(1)	(27)
Net Increase in Cash and Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	607	362
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	768	474
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$1,375	$836

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);

•Effective Tax Rate excluding Special Items;

•Core Operating Profit. Core Operating Profit excludes Special Items and FX and we use Core Operating Profit for the purposes of evaluating performance internally.

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (i) in the accompanying notes.

Certain non-GAAP measurements are presented excluding the impact of FX. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the FX impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year to date
	9/30/20	9/30/19	9/30/20	9/30/19
Detail of Special Items
Refranchising gain (loss)(a)	$2	$8	$8	$18
Costs associated with acquisition and integration of Habit Burger Grill(b)	—	—	(9)	—
Impairment of Habit Burger Grill goodwill(c)	(5)	—	(144)	—
Unlocking Opportunity Initiative contribution(d)	—	—	(50)	—
Charges associated with resource optimization(e)	(32)	—	(32)	—
Other Special Items Income (Expense)(f)	1	(3)	(6)	(14)
Special Items Income (Expense) - Operating Profit	(34)	5	(233)	4
Charges associated with resource optimization - Other Pension Expense(e)	(1)	—	(1)	—
Interest expense, net(f)(g)	(34)	—	(34)	(2)
Special Items Income (Expense) before Income Taxes	(69)	5	(268)	2
Tax Benefit on Special Items(h)	17	—	57	2
Tax Benefit - Intra-entity transfer of intellectual property(i)	25	—	25	—
Special Items Income (Expense), net of tax	$(27)	$5	$(186)	$4
Average diluted shares outstanding	307	313	307	314
Special Items diluted EPS	$(0.09)	$0.01	$(0.61)	$0.02

Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$471	$480	$1,021	$1,384
Special Items Income (Expense)	(34)	5	(233)	4
Foreign Currency Impact on Divisional Operating Profit	(2)	N/A	(14)	N/A
Core Operating Profit	$507	$475	$1,268	$1,380

KFC Division
GAAP Operating Profit	$278	$270	$655	$767
Foreign Currency Impact on Divisional Operating Profit	(2)	N/A	(13)	N/A
Core Operating Profit	$280	$270	$668	$767

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		Year to date
	9/30/20	9/30/19	9/30/20	9/30/19
Pizza Hut Division
GAAP Operating Profit	$89	$86	$252	$279
Foreign Currency Impact on Divisional Operating Profit	—	N/A	(1)	N/A
Core Operating Profit	$89	$86	$253	$279

Taco Bell Division
GAAP Operating Profit	$186	$161	$484	$458
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit	$186	$161	$484	$458

Habit Burger Grill Division
GAAP Operating Profit	$(7)	N/A	$(15)	N/A
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit	$(7)	N/A	$(15)	N/A

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$0.92	$0.81	$1.86	$2.57
Special Items Diluted EPS	(0.09)	0.01	(0.61)	0.02
Diluted EPS excluding Special Items	$1.01	$0.80	$2.47	$2.55

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	10.5%	15.1%	14.4%	17.4%
Impact on Tax Rate as a result of Special Items	(8.8)%	—%	(4.6)%	(0.2)%
Effective Tax Rate excluding Special Items	19.3%	15.1%	19.0%	17.6%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 9/30/2020	KFC	Pizza Hut	Taco Bell	Habit Burger	Corporate and Unallocated	Consolidated
Total revenues	$586	$243	$501	$118	$—	$1,448

Company restaurant expenses	109	18	158	115	(1)	399
General and administrative expenses	81	51	33	11	81	257
Franchise and property expenses	7	(2)	8	—	—	13
Franchise advertising and other services expense	111	85	117	—	—	313
Refranchising (gain) loss	—	—	—	—	(9)	(9)
Other (income) expense	—	2	(1)	(1)	4	4
Total costs and expenses, net	308	154	315	125	75	977
Operating Profit (Loss)	$278	$89	$186	$(7)	$(75)	$471

Quarter Ended 9/30/2019	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$609	$241	$489	$—	$1,339

Company restaurant expenses	113	13	166	—	292
General and administrative expenses	80	47	40	41	208
Franchise and property expenses	23	9	9	2	43
Franchise advertising and other services expense	126	86	113	—	325
Refranchising (gain) loss	—	—	—	(8)	(8)
Other (income) expense	(3)	—	—	2	(1)
Total costs and expenses, net	339	155	328	37	859
Operating Profit (Loss)	$270	$86	$161	$(37)	$480

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 9/30/2020	KFC	Pizza Hut	Taco Bell	Habit Burger	Corporate and Unallocated	Consolidated
Total revenues	$1,561	$713	$1,403	$232	$—	$3,909

Company restaurant expenses	307	55	458	226	—	1,046
General and administrative expenses	224	141	108	22	229	724
Franchise and property expenses	69	11	24	—	3	107
Franchise advertising and other services expense	301	256	330	—	—	887
Refranchising (gain) loss	—	—	—	—	(30)	(30)
Other (income) expense	5	(2)	(1)	(1)	153	154
Total costs and expenses, net	906	461	919	247	355	2,888
Operating Profit	$655	$252	$484	$(15)	$(355)	$1,021

Year to Date 9/30/2019	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$1,759	$730	$1,414	$—	$3,903

Company restaurant expenses	334	34	482	—	850
General and administrative expenses	233	138	124	122	617
Franchise and property expenses	70	23	26	5	124
Franchise advertising and other services expense	358	258	325	—	941
Refranchising (gain) loss	—	—	—	(18)	(18)
Other (income) expense	(3)	(2)	(1)	11	5
Total costs and expenses, net	992	451	956	120	2,519
Operating Profit	$767	$279	$458	$(120)	$1,384

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarters and years to date ended September 30, 2020 and 2019 are preliminary.

(a)We have reflected as Special Items those refranchising gains and losses that were recorded in connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018. As such, refranchising gains and losses recorded during the quarters and years to date ended September 30, 2020 and 2019 as Special Items primarily include true-ups to refranchising gains and losses recorded prior to December 31, 2018.

During the quarters ended September 30, 2020 and 2019, we recorded net refranchising gains of $2 million and $8 million, respectively, that have been reflected as Special Items. During the years to date ended September 30, 2020 and 2019, we recorded net refranchising gains of $8 million and $18 million, respectively, that have been reflected as Special Items.

Additionally, during the quarter and year to date ended September 30, 2020 we recorded refranchising gains of $7 million and $22 million, respectively, that have not been reflected as Special Items. These gains relate to the refranchising of restaurants in 2020 that were not part of our aforementioned plans to achieve 98% franchise ownership.

(b)During the year to date ended September 30, 2020, we recorded Special Item charges of $9 million related to the acquisition and integration of The Habit Restaurants, Inc. ("Habit").

(c)On March 18, 2020 we acquired all of the issued and outstanding common shares of Habit for total cash consideration of $408 million, net of cash acquired. During the first-quarter of 2020 the operation of substantially all Habit restaurants was impacted by government recommendations and mandates arising from containment and mitigation measures related to the COVID-19 global pandemic. As a result of the impacts of the COVID-19 pandemic on Habit’s results through March 31, 2020 as well as general market conditions, during the quarter ended March 31, 2020 we recorded a goodwill impairment charge of $139 million to Other (income) expense. As we continued to refine our preliminary purchase price allocation for Habit in the quarter ended September 30, 2020 the impairment charge was adjusted upward by $5 million. These impairment charges have been reflected as Special Items. We have also reflected the tax benefit of these impairment charges, which were $1 million and $33 million for the quarter and year to date ended September 30, 2020, respectively, as Special Items.

(d)On June 24, 2020, the Yum! Brands, Inc. Board of Directors approved the establishment of the Company’s new global “Unlocking Opportunity Initiative” including a $100 million investment over the next five years to fight inequality by unlocking opportunities for employees, restaurant team members and communities.  The Company recorded a Special Item charge of $50 million in the quarter ended June 30, 2020 related to a contribution made to the Yum! Brands Foundation, Inc. as part of these efforts and investment.

(e)During the quarter ended September 30, 2020, we recorded charges of $32 million and $1 million to General and administrative expenses and Other pension (income) expense, respectively, associated with a voluntary early retirement program offered to our U.S. based employees and a worldwide severance program. These programs were part of our efforts to optimize our resources, reallocating them toward critical areas of the business that will drive future growth. These critical areas include accelerating our digital, technology and innovation capabilities to deliver a modern, world-class team member and customer experience and improve unit economics. These charges have been reflected as Special Items.

(f)During the second quarter of 2019, we recorded charges of $8 million and $2 million to Other (income) expense and Interest expense, net, respectively, related to cash payments in excess of our recorded liability to settle contingent consideration associated with our 2013 acquisition of the KFC Turkey and Pizza Hut Turkey businesses. Consistent with prior adjustments to the recorded contingent consideration we have reflected this as a Special Item.

(g)During the quarter ended September 30, 2020, KFC Holding Co., Pizza Hut Holdings, LLC and Taco Bell of America, LLC, each of which a wholly-owned subsidiary of the Company, issued a notice of redemption for $1,050 million aggregate principal amount of 5.00% Subsidiary Senior Unsecured Notes due in 2024 (the "2024 Notes"). The redemption amount included a $26 million call premium plus accrued and unpaid interest to the date of redemption of October 9, 2020. We recorded the call premium, $6 million of unamortized debt issuance costs associated with the 2024 Notes and $2 million of accrued and unpaid interest associated with the period of time from prepayment of the 2024 Notes with the Trustee on September 25, 2020 to their redemption date within Interest expense, net and reflected the charges as Special Items.

(h)Tax Expense on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items.

(i)In the fourth quarter of 2019, we completed an intercompany restructuring that resulted in the transfer of certain intellectual property rights held by wholly owned foreign subsidiaries to the United Kingdom (UK). As a result of the transfer of certain of these rights, we received a step-up in the tax basis to fair market value for UK tax purposes. To the extent this step-up in tax basis will be amortizable against future taxable income, we recognized a one-time deferred tax benefit of $220 million as a Special Item in the quarter ended December 31, 2019. During the quarter ended September 30, 2020, the UK Finance Act 2020 was enacted resulting in an increase in the UK corporate tax rate from 17% to 19%. As a result, in the quarter ended September 30, 2020, we remeasured the related deferred tax asset originally recorded in the fourth quarter of 2019 and recognized an additional $25 million deferred tax benefit as a Special Item.